Exhibit 99.1

Regis Corporation Announces Successful Amendment to Revolving Credit Facility

MINNEAPOLIS, May 18, 2020 – Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning, and operating technology enabled hair salons, announced today that it successfully amended its $295 million revolving credit facility that expires in March 2023. The amendment, among other things, removes all prior financial covenants, including the net leverage ratio and fixed charge coverage ratio, and adds a minimum liquidity covenant. In addition, the amendment provides the Company’s lenders security in the Company’s assets.

Kersten Zupfer, Executive Vice President and CFO stated, “This transaction represents an important step in aligning the Company’s credit facility with its strategic plan. The amendment gives the Company flexibility to manage the business through its strategic transformation, as well as, the uncertainty generated by the COVID-19 global pandemic.”

“We are pleased to conclude our debt refinancing on terms we believe will ensure the Company’s conversion to a fully-franchised, capital-light growth platform”, commented Hugh Sawyer, Chairman and CEO. “We look forward to the continued reopening of our franchise and company-owned salons this summer with a rigorous commitment to the safety of our customers and stylists”, added Mr. Sawyer. “I am grateful for the professionalism of our stylist community and the support of our franchise partners and lenders as we move forward to embrace the full potential of our strategy”, concluded Mr. Sawyer.

About Regis Corporation

Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of December 31, 2019, the Company franchised, owned or held ownership interests in 7,152 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

Safe Harbor Statement This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material reduction in revenue from our company-owned and franchised salons as a result of the uncertain duration and severity of the COVID-19 outbreak as well as the health of our stylists, customers and employees. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION

Kersten Zupfer

investorrelations@regiscorp.com